UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 31, 2015

CYRUSONE INC.

 CYRUSONE LP
(Exact Name of Registrant as Specified in its Charter)

Maryland (CyrusOne Inc.)	001-35789	46-0691837
Maryland (CyrusOne LP)	333-188426	46-0982896
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1649 West Frankford Road
Carrollton, TX 75007
(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (972) 350-0060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 — Other Events.

On December 31, 2015, CyrusOne Inc., a Maryland corporation (the “Company”), completed an issuance of 6,346,835 newly issued shares of its common stock, in exchange for an equal number of operating partnership units in CyrusOne LP, a Maryland limited partnership (the “Operating Partnership”), held by a subsidiary of Cincinnati Bell Inc., an Ohio corporation (together with all of its subsidiaries, “CBB”).  As a result of the foregoing, CBB owns approximately 9.5 percent of the Company’s common stock, and all of the operating partnership units in the Operating Partnership are owned, directly or indirectly, by the Company.

In reliance on Rule 3-10(d) of Regulation S-X and Rule 12h-5 under the Securities Exchange Act of 1934, the Operating Partnership will discontinue filing separate periodic reports with the Securities and Exchange Commission, including an Annual Report on Form 10-K for the year ended December 31, 2015.  As required to meet the conditions of Rule 12h-5, the Company will include in its consolidated financial statements for future periods the condensed consolidating financial information required by Rule 3-10(d).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYRUSONE INC.

Date: December 31, 2015	By:	/s/ Robert M. Jackson
Robert M. Jackson
Executive Vice President, General Counsel and Secretary

CYRUSONE LP
By: CyrusOne Inc., as sole trustee of CyrusOne GP, sole general partner of CyrusOne LP

Date: December 31, 2015	By:	/s/ Robert M. Jackson
Robert M. Jackson
Executive Vice President, General Counsel and Secretary of CyrusOne Inc.